SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14 (a) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant
Filed by a Party other than the Registrant

Check the appropriate box:
Preliminary Proxy Statement	Confidential, for use of the Commission only (as permitted By Rule 14a-6(e) (2))

Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material Pursuant to Rule 14a-12

CB BANCSHARES, INC.

(Name of Registrant As Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

No fee required.
Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

Fee paid previously with preliminary materials:

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing party:

(4)	Date filed:

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LETTER TO SHAREHOLDERS SENT BY CB BANCSHARES

NEWSPAPER ADVERTISEMENT PUBLISHED BY CB BANCSHARES IN HAWAII LOCAL PRINT MEDIA

RADIO ADVERTISEMENT BROADCAST BY CB BANCSHARES ON HAWAII LOCAL RADIO STATIONS

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[Letterhead of CB Bancshares]

LETTER TO SHAREHOLDERS SENT BY CB BANCSHARES

May 22, 2003

Dear CB Bancshares Shareholder:

We wanted to share with you this advertisement which we believe is a concise and clear explanation of the current hostile takeover attempt being carried out by Central Pacific Financial Corp. We wanted to ensure you receive a personal copy.

Our Board and Management urges you to vote "Against" on the WHITE proxy card.

CPF's Takeover: It's a bad deal for City Bank and it's a bad deal for Hawaii.

Sincerely,

/s/ Lionel Y. Tokioka	/s/ Ronald K. Migita

Lionel Y. Tokioka Chairman of the Board	Ronald K. Migita President/ CEO

Subject to future developments, CB Bancshares may file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 relating to any tender/exchange offer made by Central Pacific Financial Corp. Shareholders of CB Bancshares are advised to read CB Bancshares' Solicitation/Recommendation Statement on Schedule 14D-9 when such document becomes available because it will contain important information. Shareholders of CB Bancshares and other interested parties may obtain, free of charge, copies of the Schedule 14D-9 (when available) and other documents filed by CB Bancshares with the SEC at the SEC's internet website at www.sec.gov. Each of these documents (when available) may also be obtained, free of charge, by calling investor relations at CB Bancshares at 808-546-8413. For assistance in voting call toll-free 1-877-687-1873.

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NEWSPAPER ADVERTISEMENT PUBLISHED BY CB BANCSHARES IN HAWAII LOCAL PRINT MEDIA

# # #

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RADIO ADVERTISEMENT BROADCAST BY CB BANCSHARES ON HAWAII LOCAL RADIO STATIONS

GET OUT THE VOTE
RADIO :60
FINAL
5/21/03

M:	Are you one of the over 3000 Hawaii shareholders of CB Bancshares? If you are you should be aware of an important meeting coming up this Wednesday, May 28th. You may have seen or heard advertisements, or even received phone calls, from Central Pacific telling you to throw away your proxy card.

F:	They want you to throw away your right to decide the future of City Bank and your power to help stop a hostile takeover of your company.

M:	The Board of Directors and management of CB Bancshares and City Bank urge you to exercise your right to vote, using the WHITE proxy card.

F:	To help stop a hostile takeover, vote AGAINST, and mail or fax your WHITE proxy card in today.

M:	If you have questions about how to vote, call 1-877-687-1873. Don't throw away your right to vote.

F:	Investors should read CB Bancshares' SEC filings on the solicitation of proxies for the special shareholders meeting at sec.gov.

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# # #

This communication may be deemed to include forward-looking statements, such as statements that relate to CB Bancshares' financial results. Forward-looking statements are typically identified by words or phrases such as "believe," "expect," "anticipate," "intent," "estimate," "may increase," "may fluctuate," and similar expressions or future or conditional verbs such as "will," "should," "would," and "could." Forward-looking statements are CB Bancshares' current estimates or expectations of future events or future results. For such statements, CB Bancshares claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those indicated by these statements because the realization of those results is subject to many risks and uncertainties. CB Bancshares' 2002 Annual Report on Form 10-K and other periodic reports to the Securities and Exchange Commission contain additional information about factors that could affect actual results. All forward-looking statements included in this communication are based on information available at the time of the release, and CB Bancshares assumes no obligation to update any forward-looking statement.

Subject to future developments, CB Bancshares may file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 relating to any tender/exchange offer made by Central Pacific Financial Corp. Shareholders of CB Bancshares are advised to read CB Bancshares' Solicitation/Recommendation Statement on Schedule 14D-9 when such document becomes available because it will contain important information. Shareholders of CB Bancshares and other interested parties may obtain, free of charge, copies of the Schedule 14D-9 (when available) and other documents filed by CB Bancshares with the SEC at the SEC's internet website at www.sec.gov. Each of these documents (when available) may also be obtained, free of charge, by calling investor relations at CB Bancshares at 808-546-8413.

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